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                                                                    Exhibit 10.5

                           INDEMNIFICATION AGREEMENT



          INDEMNIFICATION AGREEMENT, dated this 14th day of August, 1992, between Integrated Medical Systems, Inc., a Colorado corporation ("IMS"), and David R. Holbrooke ("Holbrooke").

          WHEREAS, Holbrooke is a member of the Board of Directors of Integrated Medical Systems-NET of Northern California, Inc., a California corporation ("NorCal"), and of Integrated Medical Systems-NET of Sacramento, Inc., a California corporation ("Sacto"); and

          WHEREAS, Holbrooke has indicted his unwillingness to continue as a director of NorCal and Sacto unless he receives appropriate indemnification in his capacity as a director of NorCal and Sacto and has requested that NHG and IMS provide such indemnification; and

          WHEREAS, IMS has determined that it is in the best interests of NorCal and Sacto that Holbrooke continue to serve as a director of NorCal and Sacto, respectively for the foreseeable future; and

          WHEREAS, IMS and Holbrooke desire to enter into this Agreement in order to afford Holbrooke protection against certain claims against Holbrooke which may arise as a result of Holbrooke's performance of his duties as a director of NorCal and Sacto;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.  Indemnifiable Damages.  For the purpose of this Agreement, the
              ---------------------
term "Indemnifiable Damages" shall mean any and all judgments, settlements, penalties, fines or reasonable expenses, including, without limitation, reasonable attorneys' fees, incurred after the date hereof and with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (individually, a "Proceeding"), which are not immediately paid by insurance or by NorCal or Sacto pursuant the NorCal's or Sacto's right or obligation, if any, to indemnify Holbrooke; provided to the extent IMS provides any indemnity hereunder, IMS shall be entitled to an assignment by Holbrooke of Holbrooke's claims to reimbursement by insurance or by NorCal or Sacto pursuant to NorCal's or Sacto's right or obligation, if any, to indemnity Holbrooke.

          2.  Indemnification.  IMS hereby covenants and agrees to indemnify
              ---------------
Holbrooke against and hold him harmless, consistent with
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Section 7-3-101.5 of the Colorado Corporation Code, and as permitted by Section
7-3-101.5(8)(b) and (c) thereof, from any and all Indemnifiable Damages which Holbrooke may suffer or incur by reason of:

          (a) Claimed or alleged actions, omissions or activities of Holbrooke arising from or related to his capacity as a director of NorCal or Sacto at any time prior to the termination of this Agreement; and

          (b) Any failure or alleged failure by Holbrooke to disclose to or advise NHG of John McChesney's proposed visit to the Sacramento, California offices of NorCal on or about January 19, 1992; and

          (c) Any claimed or alleged action, omission or activity of Holbrooke, at any time prior to termination of this Agreement, which arises from or relates in any way to any of the claims, causes of action or allegations now or hereafter asserted by any party, or any related person or entity thereof, in the following lawsuits or in any related litigation now or subsequently instituted:

                  Integrated Medical Systems, Inc., et al.
                  ---------------------------------------
                  v.
                  NewHealth Group, et al.,
                  ------------------------
                  Superior Court of California
                  County of Sacramento
                  Case No. 525054; and related Cross Actions

                  The NewHealth Group, Inc.
                  ------------------------
                  v.
                  Integrated Medical Systems, Inc., et al.
                  ---------------------------------------
                  Superior Court of California
                  County of Sacramento
                  Case No. 528471; and related Cross Actions

provided, however, that such indemnification shall only apply if Holbrooke conducted himself in good faith, he reasonably believed that his conduct was in NorCal's or Sacto's best interests or that his conduct was a least not opposed to NorCal's or Sacto's best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and provided further that such indemnification shall apply only to the extent that such claimed or alleged actions, omissions or activities of Holbrooke giving rise to such Indemnifiable Damages arising from or relating in any way, directly or indirectly, to the management or business of NorCal or Sacto.

          3.  Notice and Right to Defend Third Party Claims.  Promptly, upon
              ---------------------------------------------
receipt of notice of any claim, demand or assessment (collectively, "Claims") or the commencement of any suit, action or

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proceeding (collectively, "Actions") in respect of which indemnity may be sought pursuant to the terms of this Agreement, Holbrooke will use his best efforts to notify IMS in writing thereof within sufficient time for IMS to respond to such Claim or Action or otherwise plead in such Action. Except to the extent that IMS is prejudiced thereby, the omission of Holbrooke to promptly notify IMS of any such Claim or Action shall not relieve IMS from any liability which it may have to Holbrooke in connection therewith. In case any Claim shall be asserted or Action commenced against Holbrooke, and if he shall notify IMS of the commencement thereof, IMS will be entitled, provided that IMS unequivocally undertakes to indemnify, defend and hold Holbrooke harmless with respect to such Claim or Action, to participate therein and, to the extent it may wish, to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to Holbrooke. After notice from IMS to Holbrooke of its election so to assume the defense, conduct or settlement thereof, IMS will not be liable to Holbrooke for any other legal or other expenses consequently incurred by Holbrooke in connection with the defense, conduct or settlement thereof, so long as IMS performs its obligations hereunder. Holbrooke will cooperate with IMS in connection with any such Claim or Action and make personnel, books and records relevant to such Claim or Action available to IMS. In the event IMS does not assume the defense, conduct or settlement of any Claim or Action, Holbrooke will not settle such Claim or Action without the consent of IMS, which consent shall not be unreasonably withheld and IMS shall cooperate fully with Holbrooke in connection with any such Claim or Action and make personnel, books and records relevant to such Claim or Action available to Holbrooke.

          4.  Expenses.  IMS shall pay for or reimburse Holbrooke for the
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reasonable expenses incurred by him in connection with a Proceeding in advance of the final disposition of such Proceeding only if:

              (a) Holbrooke furnishes to IMS a written affirmation of his good faith belief that he has met the standard of conduct required by Section 2 hereof; and

              (b) Holbrooke furnishes to IMS a written undertaking to repay the advance either if it is determined that he did not meet such standard of conduct or if he receives payment for such expenses from insurance or NorCal; and

              (c) IMS determines that the facts then known to it would not preclude indemnification under Section 2 hereof.

          5.  Release.
              -------

              (a) Holbrooke, for himself, his successors and assigns (collectively, the "Holbrooke Parties"), does hereby release and forever discharge and covenant to hold harmless IMS,

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its officers, directors, employees or agents, together with their respective successors and assigns, from and against any and all actions, causes, suits, claims, damages and demands of whatever nature in law or in equity which the Holbrooke Parties may now or hereafter acquire against IMS arising out of or in any way relating to the management or business of NorCal or Sacto or IMS' investment therein prior to the date hereof (collectively, the "Claims"). This release by the Holbrooke Parties is general and unconditional in nature and the Holbrooke Parties do not reserve, expressly or implicitly, any Claim whatsoever against IMS with respect to the foregoing.

               (b) IMS, for itself, its successors and assigns (collectively, the "IMS Parties"), does hereby release and forever discharge and covenant to hold harmless Holbrooke, together with his successors and assigns, from and against any and all actions, causes, suits, claims, damages and demands of whatever nature in law or in equity which the IMS Parties may now or hereafter acquire against Holbrooke arising out of or in any way relating to the management or business of NorCal or Sacto or IMS' investment therein (collectively, the "Claims"). This release by the IMS Parties is general and unconditional in nature and the IMS Parties do not reserve, expressly or implicitly, any Claim whatsoever against Holbrooke with respect to the foregoing.

               (c) Each of Holbrooke and IMS has read and fully understands the language of Section 1542 of the Civil Code of the State of California and on that basis expressly waives all rights under Section 1542, to the extent Section 1542 would apply, if at all, to this Agreement. Section 1542 reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          6.  Termination.  This Agreement may be terminated by either party
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hereto immediately upon delivery of written notice to the other party. Upon the termination of this Agreement, IMS shall have no further obligation to indemnify Holbrooke; provided, however, that IMS shall continue to indemnify Holbrooke for actions meeting the requirements of Section 2; and provided further that the provisions of Section 5 hereof shall survive such termination.

          7.  Representations of IMS.  Neither the execution nor delivery
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by IMS of this Agreement nor compliance by IMS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of IMS or (ii) violate any law or any rule or regulation of any

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administrative agency or governmental body to which IMS may be subject.

          8.  Expenses.  In addition to any reasonable attorneys fees for
              --------
which Holbrooke may be entitled to indemnification pursuant to Section 2 hereof, IMS hereby covenants and agrees to reimburse Holbrooke for any reasonable attorneys' fees incurred by Holbrooke during the period from May 19, 1992 through the termination of this Agreement, but only to the extent that such fees were incurred by Holbrooke in connection with the performance of his duties as a director of NorCal or Sacto. Holbrooke covenants and agrees to provide IMS with monthly statements setting forth such fees incurred by Holbrooke during the previous month for which Holbrooke seeks or intends to seek reimbursement.

          9.  Notice.  All notices, demands and requests required or authorized
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hereunder shall be deemed sufficiently given if in writing and sent by registered or certified mail, return receipt requested, and postage prepaid, or sent by facsimile or telecopy transmission, or personally delivered, directed as follows:

          If to Holbrooke:

                 David R. Holbrooke, M.D.
                 Holbrooke & Associates, Inc.
                 550 Montgomery Street
                 Suite #770
                 San Francisco, California  94111
                 FAX Number:  415/433-3067

          If to IMS:

                 Integrated Medical Systems, Inc.
                 15000 W. 6th Avenue
                 Golden, Colorado  80401
                 FAX Number:  303/279-0079

or to such other address as such party may designate in compliance herewith. Notice will be deemed to be given on the earlier of the date of first attempted or actual delivery.

          10. Arbitration.  Any controversy or claim arising out of or relating
              -----------
to this Agreement or breach thereof, shall be resolved by arbitration conducted in San Francisco, California, before a single arbitrator appointed by the American Arbitration Association in accordance with the rules of such Association then in effect. The award of such arbitrators shall be final and binding upon the parties hereto and may be entered by any party hereto in any court of competent jurisdiction. All costs and expenses of such arbitration, including reasonable attorneys' fees, shall be paid solely by the party against whom the arbitrator's

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award is directed or as directed by the arbitrator if an award not entirely in favor of either party is made.

          11. Miscellaneous.
              -------------

              (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, exclusive of its choice of law provisions.

              (b) It is expressly agreed by the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement and not incorporated in writing herein. It is likewise agreed that neither this Agreement nor any of its terms, provisions or conditions can be modified, changed, terminated, amended, superseded, waived or extended except by an appropriate written instrument executed by each of the parties hereto.

              (c) If any clause, paragraph or provision of this Agreement or the application thereof to any person or situation, to any extent shall be held illegal, invalid or unenforceable under present or future laws, then in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby and that such clause, paragraph or provision be reformed by them so as to be legal, valid and enforceable.

              (d) This Agreement shall be fully binding on and enforceable against each of the parties hereto and their respective committed successors and assigns.

          IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date first above written.



                              ________________________________
                              David R. Holbrooke


                              INTEGRATED MEDICAL SYSTEMS, INC.


                              By: /s/ John A. McChesney
                                 -----------------------------
                              Its: [President]
                                 -----------------------------



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